LUKENS INC. 1996 FORM 10-K:  EXHIBIT 21



                                  LUKENS INC.
                                 SUBSIDIARIES
                               December 28, 1996


Lukens Inc. has 14 direct or indirect wholly-owned subsidiaries:

                                                             State or Other
                                                            Jurisdiction of
                                                              Incorporation
                                                            ---------------
Brandywine Valley Railroad Company                                 Delaware
Encoat-North Arlington, Inc.                                       Delaware
Energy Coatings Company                                            Delaware
LI Acquisition Corporation                                         Delaware
LI Service Company                                             Pennsylvania
Lukens Development Corporation                                     Delaware
Lukens Foreign Sales Corporation                                   Barbados
Lukens Management Corporation                                  Pennsylvania
Lukens Steel Company                                           Pennsylvania
Pennock Corp.                                                      Delaware
Sponsor's Plan Asset Management, Inc.                              Delaware
Washington Specialty Metals Corporation                            Illinois
Washington Specialty Metals Inc.                                     Canada
Washington Steel Corporation/a/                                    Delaware

a. Effective December 29, 1996, the Washington Steel Corporation was merged into the Lukens Steel Company.